EXHIBIT 3.5

                           CERTIFICATE OF DESIGNATION

                      ESTABLISHING SERIES A PREFERRED STOCK

                       OF KARTS INTERNATIONAL INCORPORATED

                           CERTIFICATE OF DESIGNATION

                                  ESTABLISHING

                            SERIES A PREFERRED STOCK

                                       OF

                        KARTS INTERNATIONAL INCORPORATED

         1. The name of the Corporation is Karts International Incorporated, a Nevada corporation (the "Corporation").

         2. The Board of Directors of the Corporation duly adopted the following resolutions by Unanimous Written Consent dated May 17, 2000:

         WHEREAS, the Corporation's directors have reviewed and approved the Designation of Preferences, Limitations and Rights of Series A Preferred Stock of Karts International Incorporated ("Certificate"), attached hereto as Exhibit A and incorporated herein by reference, delineating the number of shares, the voting powers, designations, preferences and relative, participating, optional, redemption, conversion, exchange, dividend or other special rights and qualifications, limitations or restrictions of a series of Preferred Stock to be issued by the Corporation and designated Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock");

         RESOLVED, that 4,000,000 shares of authorized but unissued Preferred Stock of the Corporation be designated Series A Preferred Stock and authorized for issuance and that the Series A Preferred Stock have the rights, preferences, limitations and restrictions set forth herein.

         FURTHER RESOLVED, that the Chief Executive Officer, President or any Vice President of the Corporation, individually or collectively, and the Secretary or Assistant Secretary of the Corporation, individually or collectively, be, and such officers hereby are, authorized and directed to execute, acknowledge, attest, record and file with the Secretary of State of the State of Nevada a Certificate of Designation in accordance with Section 78.1955 of the Nevada General Corporation Law and to take all other actions that such officers deem necessary to effectuate the Certificate of Designation and establish the Series A Preferred Stock.

         3. The authorized number of shares of Preferred Stock of the Corporation is 10,000,000, of which 2,500,000 have previously been designated as 9% Convertible Preferred Stock (the "Existing Preferred"), and the number of shares of the Series A Preferred Stock, none of which has been issued, is 4,000,000.

         4. The resolutions set forth above have been duly adopted by all necessary action on the part of the Corporation.

         IN WITNESS WHEREOF, Karts International Incorporated has caused this Certificate to be executed by Charles Brister, its President and Chief Executive Officer, this 17th day of May, 2000.

                               KARTS INTERNATIONAL INCORPORATED


                               By:        /s/ Charles Brister
                                        -------------------------------------
                               Name:    Charles Brister
                               Title:   President and Chief Executive Officer

ATTEST:

By:       /s/ Richard N. Jones
         ---------------------------
Name:    Richard N. Jones, Secretary

STATE OF           )
                   )
COUNTY OF          )

         The foregoing instrument was acknowledged before me, on the _______ day of ______________, 2000, by ____________________________________, President, and
___________________________, Secretary of Karts International Incorporated, a Nevada corporation, on behalf of the corporation.

         Given  under  my  hand  and   official   seal  this   ________  day  of
______________, 2000.

                                                              Notary Public

My Commission Expires:

                                                              Print Name

Seal

              DESIGNATION OF PREFERENCES, LIMITATIONS AND RIGHTS OF

                            SERIES A PREFERRED STOCK

                                       OF

                        KARTS INTERNATIONAL INCORPORATED

         1.       Dividend Provisions.
                  --------------------

         (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Company) on the capital stock of the Company, at the rate of $0.075 per share per annum for the Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like), or, if greater (as determined on a per annum basis and on an as converted basis for the Series A Preferred Stock), an amount equal to that paid on any other outstanding shares of the Company, payable when, as, and if declared by the Board of Directors. The holders of the outstanding Series A Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least a majority of the Series A Preferred Stock then outstanding.

         (b) The dividend described in Section 1(a) shall be fully cumulative and shall accrue from the date of issuance of each share of Series A Preferred Stock and shall be payable in cash, to the extent permitted by applicable law (and if not then permitted by applicable law, at such time as the Company is permitted by applicable law to pay any such dividends) on each March 31, June 30, September 30 and December 31 beginning June 30, 2000 to the holders of record of the Series A Preferred Stock on each corresponding March15, June 15, September 15 and December 15. The amount of dividends which accrue shall be computed on the basis of a 365-day year and the actual number of days elapsed (including the first day, but not the last day) occurring in the period for which such amount is payable.

         2.       Liquidation Preference.
                  -----------------------

         (a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of capital stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $0.75 for each outstanding share of Series A Preferred Stock plus (ii) declared or accrued but unpaid dividends on such share (subject to adjustment of such fixed dollar amounts for any stock splits, stock dividends, combinations, recapitalizations or the like). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection (a).

                             EXHIBIT A - Page 1


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         (b) Upon the completion of the distribution  required by subsection (a)
of this Section 2, the remaining assets of this corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming full conversion of all such Series A Preferred Stock).

         (c) (i) For purposes of this Section 2, a liquidation, dissolution or winding up of the Company shall be deemed to be occasioned by, or to include (unless the holders of at least a majority of the Series A Preferred Stock then outstanding shall determine otherwise), (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company.

              (ii) In any of such events, if the consideration received by the Company is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                  (A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

                    (1) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

                    (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

                    (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the Series A Preferred Stock then outstanding.

                 (B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of at least a majority of the Series A Preferred Stock then outstanding.

             (iii) In the event the requirements of this subsection 2(b are not complied with, the Company shall forthwith either:

                 (A) cause such closing to be postponed until such time as the requirements of this Section 2 have been complied with; or

                               EXHIBIT A - Page 2

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                 (B)  cancel  such  transaction,  in  which  event  the  rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

             (iv) The Company shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred that are entitled to such notice rights or similar notice rights and that represent at least a majority of the Series A Preferred Stock then outstanding.

         3.       Redemption.

         (a) On or after May 31, 2003, the Company may redeem all or a portion of the Series A Preferred (in multiples of $1,000,000), by paying in cash therefor a sum equal to $1.50 per share of Series A Preferred Stock (as adjusted for any stock splits, stock dividends, recapitalizations or the like) plus all declared or accrued but unpaid dividends on such share (the "Redemption Price"). Any redemption of Series A Preferred Stock effected pursuant to this subsection 3(a) shall be made on a pro rata basis among the holders of the Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock proposed to be redeemed by the Company.

         (b) At least thirty (30) but no more than forty-five (45) days prior to each date on which the Series A Preferred Stock may be redeemed, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock to be redeemed, at the address last shown on the records of the Company for such holder, notifying such holder of the same, specifying the number of shares that may be subject to any such redemption, the date set for such redemption, the Redemption Price for any such redemption, the place at which payment may be obtained and calling upon such holder to surrender to the Company, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). For purposes hereof, the term "Redemption Date" shall be deemed to refer to the date set by the Company for a redemption. Except as provided in subsection (3), on or after each Redemption Date, each holder of Series A Preferred Stock to be redeemed on such Redemption Date shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.


                               EXHIBIT A - Page 3

         (c) From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series A Preferred Stock designated for redemption on such Redemption Date in the Redemption Notice as holders of Series A Preferred Stock (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. If the funds of the Company legally available for redemption of shares of Series A Preferred on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds that are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed such that each holder of a share of Series A Preferred Stock receives the same percentage of the applicable Series A Redemption Price, as the case may be. The shares of Series A Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the Company are legally available for the redemption of shares of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares that the Company has become obliged to redeem on any Redemption Date but that it has not redeemed.

         4. Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Conversion Price per share of such Series A Preferred in effect at the time of conversion into the sum of (i) $0.75 plus (ii) all accrued or unpaid dividends (whether declared or undeclared) on the Series A Preferred Stock so converted. The initial "Conversion Price" per share for shares of Series A Preferred Stock shall be $0.375; provided, however, that the Conversion Price for the Series A Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

         (b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common Stock at the Conversion Price at that time in effect for such Series A Preferred Stock immediately, in the manner specified in Section 4(a) above, upon (i) the Company's sale of its Common Stock with an aggregate offering price of $10,000,000 and a per share price of $5.00, and (ii) the written consent or agreement of the holders of a majority of the then outstanding shares of the Series A Preferred Stock.

         (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.

                               EXHIBIT A - Page 4

Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

         (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

              (i) (A) If the Company shall issue after the date upon which any shares of Series A Preferred Stock are first issued pursuant to the Stock
Purchase Agreement, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share for such Additional Stock.

              (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections
(E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

              (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

              (D) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors and a majority of the shares of Series A Preferred Stock, irrespective of any accounting treatment.

              (E) In the case of the issuance (whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                 (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration

                               EXHIBIT A - Page 5
equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                 (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                 (3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                 (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                 (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

              (ii) "Additional  Stock"  shall mean any  shares of Common   Stock
issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by the Company after May 17, 2000 (the "Initial Purchase Date"), other than:


                               EXHIBIT A - Page 6


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                   (A) Common Stock issued  pursuant to a transaction  described in subsection 4(d)(iii) hereof; or

                   (B) up to an aggregate of 1,000,000 shares of Common Stock issuable to employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to options currently outstanding as of the date of the filing of this Certificate of Designation and issued pursuant to the 1998 Stock Compensation Plan of the Company as it exists on the Initial Purchase Date;

                   (C) Common Stock issued or issuable upon conversion of the Series A Preferred Stock;

                   (D) Common Stock issued upon the exercise of any warrant or convertible security of the Company outstanding as of the date of the filing of this Certificate of Designation;

                   (E) The issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; and

                   (F) Common Stock issued as a dividend on the Existing Preferred as it exists on the Initial Purchase Date.

              (iii) In the event the Company should at any time or from time to time after the Initial Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

              (iv) If the number of shares of Common Stock outstanding at any time after the Initial Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).



                               EXHIBIT A - Page 7

         (e) Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

         (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

         (g) No Impairment. The Company will not, by amendment of its Articles of Incorporation, this Certificate of Designation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

         (h) No Fractional Shares and Certificate as to Adjustments.

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock pursuant to this Section 4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of

                               EXHIBIT A - Page 8

Series  A  Preferred  Stock a  certificate  setting  forth  such  adjustment  or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Company shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

         (i) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         (j) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Certificate of Designation.

         (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

         5.       Voting Rights.

         (a) General Voting Rights. The holder of each share of Series A Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A

                               EXHIBIT A - Page 9

Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         (b) Voting for the Election of Directors. The holders of Series A Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect the directors of the Company; provided, however, for so long as a majority of the shares of Series A Preferred Stock originally issued remain outstanding, the holders of such shares of Series A Preferred Stock shall be entitled to elect a majority of the directors of the Company at each annual election of directors; provided, further, however, for so long as a majority of the shares of Series A Preferred Stock originally issued remain outstanding, if additional directors are elected to the Board of Directors by the holders of the Existing Preferred pursuant to Section 2(b) of that certain Certificate of Designation, Preferences and Rights of 9% Cumulative Convertible Preferred Stock adopted by the Board of Directors of the Company on March 25, 1999, the holders of such shares of Series A Preferred Stock shall be entitled to elect such additional directors as shall be necessary to maintain a majority of directors on the Board of Directors of the Company.

         In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 5(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class or series of stock or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to unanimous written consent.

         6. Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

              (a) alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock;

              (b) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over the Series A Preferred Stock with respect to dividends, liquidation, redemption or voting;

              (c) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Series A Preferred Stock or Common Stock; provided, however, that this restriction shall


                              EXHIBIT A - Page 10
not apply to (A) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment or (B) the redemption of any share or shares of Series A Preferred Stock in accordance with Section 3; or

              (d) authorize any dividend or other distribution (other than a stock dividend) with respect to any capital stock of the Company, other than the dividends payable to the holders of the Series A Preferred Stock as provided herein or to the holders of the Existing Preferred outstanding on the date of this resolution.

              (e) merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this corporation is disposed of if the Company shall have caused the Series A Preferred Stock to remain outstanding after the merger or consolidation and be convertible into the same consideration received by the holders of the Common Stock in the merger or consolidation;

              (f) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock (other than as necessary to distribute the dividend to the holders of the Series A Preferred Stock as described in Section (1)(b)); or

              (g) amend the Company's Articles of Incorporation or bylaws.

         7. Status of Redeemed or Converted Stock. All shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized, unissued shares of undesignated preferred stock available for issuance by the Company.

                              EXHIBIT A - Page 11

                                  EXHIBIT 10.43

                            STOCK PURCHASE AGREEMENT

                               DATED MAY 17, 2000

                  BY AND AMONG KARTS INTERNATIONAL INCORPORATED

                          AND THE SCHLINGER FOUNDATION

                            STOCK PURCHASE AGREEMENT

                                  by and among

                        KARTS INTERNATIONAL INCORPORATED

                                       and

                            THE SCHLINGER FOUNDATION






                            Dated as of May 17, 2000

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1.        DESCRIPTION OF TRANSACTION...................................1
         1.1      Description of Securities....................................1
         1.2      Closing......................................................1
         1.3      Conditions to Closing........................................1
         1.4      Definitions..................................................3

SECTION 2.        REPRESENTATIONS OF THE COMPANY...............................4
         2.1      Loan Agreement...............................................4
         2.2      Corporate Power4
         2.3      Governmental Authorizations; Third Party Consents............5
         2.4      Authorization................................................5
         2.5      Capitalization...............................................5
         2.6      Preemptive Rights; Registration Rights.......................6
         2.7      Effect of Transactions.......................................6
         2.8      Brokerage....................................................6
         2.9      Disclosure...................................................6

SECTION 3.        REPRESENTATIONS OF THE INVESTORS.............................7
         3.1      Authorization................................................7
         3.2      Investment Purpose...........................................7
         3.3      Restrictions on Transferability..............................7
         3.4      Status of Investor...........................................8
         3.5      Brokerage....................................................8
         3.6      Own Account..................................................8
         3.7      Governmental Authorizations; Third Party Consents............8
         3.8      Effect of Transactions.......................................8

SECTION 4.        COVENANTS OF THE COMPANY8
         4.1      Loan Agreement...............................................8
         4.2      Use of Proceeds..............................................8
         4.3      Restricted Corporate Actions.................................9
         4.4      Board of Directors..........................................10
         4.5      Preservation of Corporate Existence and Property............10
         4.6      Shareholder and Director Information........................10
         4.7      Liability Insurance.........................................10
         4.8      No Impairment...............................................10
         4.9      Reserve for Conversion Shares...............................10
         4.10     Bylaws......................................................11
         4.11     Compliance..................................................11
         4.12     Rule 144A Information.......................................11
         4.13     Brokerage...................................................11
         4.14     Employment Agreements.......................................11

SECTION 5.  GENERAL...........................................................11

         5.1      Amendments, Waivers and Consents............................11
         5.2      Survival; Assignability of Rights...........................12
         5.3      Rights of Investor Inter Se.................................12
         5.4      Headings....................................................12
         5.5      Governing Law...............................................12
         5.6      Notices and Demands.........................................12
         5.7      Severability................................................13
         5.8      Expenses....................................................13
         5.9      Entire Agreement............................................13
         5.10     Counterparts................................................13

                             SCHEDULES AND EXHIBITS

Exhibit A     -   Form of Certificate of Designations
Exhibit B     -   Form of Voting Agreement
Exhibit C     -   Form of Legal Opinion
Exhibit D     -   Form of Registration Rights Agreement
Exhibit E     -   Form of Amended and Restated Bylaws

Schedule 2.4      -        Authorization
Schedule 2.5      -        Capitalization
Schedule 2.8      -        Brokerage
Schedule 4.2      -        Use of Proceeds
Schedule 4.3      -        Restricted Corporate Actions

                            STOCK PURCHASE AGREEMENT

         Karts International Incorporated, a Nevada corporation (the "Company") and The Schlinger Foundation (the "Investor"), enter into this Stock Purchase Agreement, dated May 17, 2000 (this "Agreement").

SECTION 1.        DESCRIPTION OF TRANSACTION

         1.1 Description of Securities. The Company has furnished the Investor with financial and nonfinancial information concerning the Company and its assets, liabilities, condition (financial and otherwise), operations, business and prospects. Based on such information, the representations and warranties set forth herein and the other terms and provisions hereof, the Investor will purchase 4,000,000 shares of Series A Preferred Stock, par value $0.001 per share, of the Company (the "Series A Preferred"), for an aggregate purchase price of $3,000,000, all on the terms and subject to the conditions set forth herein.

         1.2 Closing. The closing (the "Closing") of the sale of the Series A Preferred will take place at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202, at 10:00 a.m., on the date of this Agreement, or such other time and place as agreed to by the parties hereto (the "Closing Date"). At the Closing, the Company will deliver to the Investor certificates representing the shares of Series A Preferred being acquired by the Investor on the Closing Date upon payment of the purchase price by the Investor to the Company of immediately available funds by wire transfer, or by other form of payment acceptable to the Company. In addition, at the Closing the Company shall deliver to the Investors payment for the expenses of the Investor and its counsel, to the extent such expenses are reimbursable by the Company, as provided in Section 5.8 below.

         1.3 Conditions to Closing. The obligation of the Investor to purchase and pay for the Series A Preferred to be purchased by the Investor on the Closing Date is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         (a) the Company shall have duly authorized and filed the Certificate of Designation (the "Certificate") with the Secretary of State of the State of Nevada, substantially in the form attached hereto as Exhibit A;

         (b) each of Investor, Charles Brister and Richard N. Jones shall have executed a Voting Agreement ("Voting Agreement"), substantially in the form attached hereto as Exhibit B;

         (c) counsel for the Company, shall have delivered to the Investor a legal opinion, dated as of the Closing Date and substantially in the form attached hereto as Exhibit C;

         (d) the Company and the Investor shall have entered into a Registration Rights Agreement (the "Registration Rights Agreement"), substantially in the form attached hereto as Exhibit D;

         (e) the Company shall have adopted Amended and Restated Bylaws substantially in the form attached hereto as Exhibit E;

         (f) Timothy P. Halter, Joseph R. Manmes, and Ronald C. Morgan shall have resigned as directors of the Company;

         (g) all representations of the Company to the Investor shall be true, correct and complete as of the Closing Date;

         (h) there shall be no change in the business, assets, financial condition, operation and results of operations of the Company since December 31, 1999, which, in the Investor's sole judgment, is materially adverse to the Company;

         (i) the Investor, through their personnel and representatives, shall have completed and been satisfied with the results of their due diligence review of the Company's business; and

         (j) the Company shall have delivered to the Investor:

              (i)  the  Articles  of   Incorporation  of  the  Company  and  all
amendments thereto, certified by the Secretary of State of Nevada;

              (ii) (A) copies of the resolutions of the Company's Board of Directors authorizing and approving this Agreement and all of the transactions and agreements contemplated hereby and thereby, (B) the Amended and restated Bylaws of the Company and (C) the names of the officer or officers of the Company authorized to execute this Agreement and any and all documents, agreements and instruments contemplated herein, all certified by the Secretary of the Company to be true, correct, complete and in full force and effect and unmodified as of the Closing Date;

              (iii) a certificate of existence for the Company from the Secretary of State of Nevada;

              (iv) a certificate of account status for the Company from the Comptroller of the State of Nevada;

              (v) certificates from each state where the Company is required to be qualified as a foreign corporation showing such qualification, dated as of a date within ten (10) days of the Closing Date; and

              (vi) such other documents, instruments, and certificates as the Investor may reasonably request.

         (k) the Company and the Investor shall have executed that certain Amended and Restated Loan Agreement (the "Loan Agreement");

         (l) each of the conditions precedent set forth in Section 7 of the Loan Agreement shall have been satisfied in the sole and absolute discretion of the Investor.

         1.4 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

              "Articles   of   Incorporation"   shall  mean  the   Articles   of
Incorporation of the Company, as amended to date.

              "Bylaws" shall mean the Bylaws of the Company, as amended to date.

              "Certificate" shall have the meaning given in Section 1.3(a).

              "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

              "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of the Company.

              "Conversion Shares" shall mean any securities of the Company issued or issuable upon conversion of the Series A Preferred.

              "Employee  Benefit Plans" shall mean employee benefit plans within
Section 3(3) of ERISA.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

              "Existing   Preferred   Shares"   shall  mean  the   Company's  9%
Convertible Preferred Stock outstanding on the date of this Agreement.

              "GAAP"  shall  mean  generally  accepted   accounting   principles
consistently applied.

              "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and any series of Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Conversion Shares, (ii) Common Stock offered to the public generally pursuant to a registration statement under the Securities Act in connection with a Qualified Public Offering, (iii) securities issued or sold in connection with stock options granted under the Stock Option Plan, including, without limitation, upon exercise of presently outstanding stock options, net of repurchases and cancellations and expirations (without exercise) of such options, (iv) stock issued in connection with any stock split, stock dividend or recapitalization by the Company, (v) stock issued in connection with any merger or acquisition approved by the Investor, (vi) Common Stock issued as a dividend or upon conversion of the Company's Existing Preferred Shares or (vii) Common Stock issued upon the exercise of warrants of the Company outstanding at the date of this Agreement.

              "Preferred Stock" shall mean the preferred stock, par value $0.001 per share, of the Company, which, after the filing of the Certificate, will consist only of the Series A Preferred and the Existing Preferred Stock.

              "Pro Rata Share" shall mean the ratio that (i) the sum of the total number of shares of Common Stock which are then held by the Investor and those which the Investor has the right to obtain pursuant to exercise or conversion of any option, warrant, right or convertible security (including the Series A Preferred) bears to (ii) the sum of the total number of shares of Common Stock then outstanding and which are issuable pursuant to exercise or conversion of any then outstanding options, warrants, rights or convertible securities (including the Series A Preferred).

              "Requisite Interest" shall mean the vote of the holders of at least a majority of the then outstanding Series A Preferred (including, for such purposes, any Conversion Shares into which any of the Series A Preferred have been converted that have not been sold to the public).

              "Securities" shall mean the equity securities of the Company, including any class or series of Preferred Stock, Common Stock, instruments convertible or exchangeable into such securities, or rights to acquire such securities.

              "Securities Act" shall mean the Securities Act of 1933, as amended.

              "Series A Preferred" shall mean the Series A Preferred Stock, $0.001 par value per share, of the Company.

              "Stock Option Plan" shall mean the 1998 Stock Compensation Plan of Karts International Incorporated as it exists on the date of this Agreement.

              "Subsidiary"  shall  mean  any  corporation,   partnership,  joint
venture, limited liability company or other legal entity in which the Company owns, directly or indirectly, an equity interest.

              "To the best knowledge of the Company" shall mean those facts after due inquiry that are actually known, or should have been known, by the officers of the Company.

SECTION 2.        REPRESENTATIONS OF THE COMPANY

         As part of the basis of this Agreement, the Company hereby represents and warrants to the Investor, at the Closing Date, that:

         2.1 Loan Agreement. Each of the representations and warranties made by the Borrower pursuant to Section 6 of the Loan Agreement are hereby made to the Investor for purposes of this Agreement and are hereby incorporated by reference herein.

         2.2 Corporate Power. The Company and the Subsidiaries have all required corporate power and authority to own their respective properties and to carry on their respective businesses as presently conducted and as proposed to be conducted. The Company has all required corporate power and authority to execute and deliver this Agreement and the other agreements contemplated herein, to issue and sell the Series A Preferred hereunder, to issue shares of Common Stock upon conversion of the Series A Preferred, and to carry out the transactions contemplated by this Agreement and the other agreements contemplated herein. Attached hereto are true, correct and complete copies of the Articles of Incorporation and Bylaws of the Company.

         2.3 Governmental Authorizations; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind is necessary or required in connection with the execution, delivery or performance by the Company of this Agreement, or any other documents executed pursuant to this Agreement, other than as specifically required by this Agreement, the filing of a registration statement pursuant to the Registration Rights Agreement, the filing of a Form D with the Securities and Exchange Commission and filings required under applicable state securities or "blue sky" laws.

         2.4 Authorization. Except as indicated on Schedule 2.4 hereof, all corporate action on the part of the Company, its directors and shareholders necessary for (a) the authorization, execution, delivery and performance of this Agreement and the other agreements contemplated herein by the Company, (b) the authorization, sale, issuance and delivery of the Series A Preferred (including the Conversion Shares) and (c) the performance of all of the Company's obligations hereunder and under the other agreements contemplated herein has been taken. This Agreement and all documents executed pursuant to this Agreement are valid and binding obligations of the Company, enforceable according to their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of federal securities laws, (iii) the availability of specific performance or other equitable remedies, and (iv) with respect to any indemnification agreements set forth herein or therein, principles of public policy.

         2.5 Capitalization. The authorized and issued capital stock of the Company is as set forth in Schedule 2.5. All of the presently outstanding shares of capital stock of the Company have been validly authorized and issued and are fully paid and nonassessable. The Series A Preferred have been validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable federal and state securities laws and the Certificate. The relative rights, preferences, restrictions and other provisions relating to the Series A Preferred are as set forth in Exhibit A. Except as indicated on Schedule 2.5, the Company has authorized and reserved for issuance upon conversion of the Series A Preferred not less than 8,000,000 shares of its Common Stock, and the Conversion Shares will be, when and if issued, validly authorized and issued, fully paid and nonassessable, and free of all encumbrances and restrictions, except restrictions on transfer imposed by applicable federal and state securities laws and the Articles of Incorporation. Except as provided in Schedule 2.5, the Company has not issued any other shares of its capital stock and there are no outstanding options, warrants, subscriptions or other rights or obligations to purchase or acquire any of such shares, nor any outstanding securities convertible into or exchangeable for such shares. Except as disclosed on
Schedule 2.5 or as contemplated under this Agreement (and the other agreements executed in connection herewith), there are no agreements to which the Company is a party or has knowledge regarding the issuance, registration, voting or transfer of or obligation (contingent or otherwise) of the Company or any Subsidiary to repurchase or otherwise acquire or retire or redeem any of its outstanding shares of capital stock. No dividends are accrued but unpaid on any capital stock of the Company.

         2.6 Preemptive Rights; Registration Rights. There are no preemptive rights affecting the issuance or sale of the Company's capital stock. Except as disclosed in Schedule 2.6, the Company is not under any contractual obligation to register (in compliance with the filing requirements and being deemed effective under the Securities Act) any of its presently outstanding Securities or any of its Securities which may hereafter be issued, except as described in the Registration Rights Agreement.

         2.7 Effect of Transactions. The Company's execution and delivery of this Agreement and the other agreements contemplated herein, its performance of the transactions contemplated by this Agreement and the other agreements contemplated herein, and the performance of the businesses of the Company and each Subsidiary as now conducted, does not and will not violate any terms of the Articles of Incorporation or Bylaws or violate any judgment, decree or order, or any material contract or obligation of the Company or such Subsidiary, as the case may be, or any statute, rule or regulation of any federal, state or local government or agency applicable to the Company or any such Subsidiary, or any material contract to which any employee of the Company or any Subsidiary is bound. The offer and sale of the Series A Preferred will be in compliance with all federal and state securities laws. No consent, approval or filing with any regulatory agency is required to be taken by the Company or any Subsidiary in connection with the transactions contemplated by this Agreement, except those which the Company or such Subsidiary has obtained or made in a timely manner, except for any filing of Form D or any applicable state blue sky filing that may be made by the Company after the Closing.

         2.8 Brokerage. Except as provided in Schedule 2.8, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company or any Subsidiary.

         2.9 Disclosure. This Agreement and the exhibits and schedules hereto, when taken as a whole with other documents and certificates furnished by the Company and any Subsidiary to the Investors or their counsel, do not contain any untrue statement of material fact or omit any material fact necessary in order to make the statements therein not misleading; provided, however, certain materials provided to the Investor contain projections and estimates of future events, and such projections and estimates have been based upon certain assumptions that management of the Company and the Subsidiaries made in good faith and believed were reasonable at the time such materials were prepared. There is no fact known to the Company, any Subsidiary that has not been disclosed to the Investors prior to the date of this Agreement that materially and adversely affects the business, assets, properties, prospects or condition (financial or otherwise) of the Company or its Subsidiaries , taken as a whole, or the ability of the Company or any Subsidiary to perform under this Agreement or the other agreements contemplated hereby or to consummate the transactions contemplated hereby or thereby.

SECTION 3.        REPRESENTATIONS OF THE INVESTORS

         As part of the basis of this Agreement, the Investor hereby represents to the Company, at the Closing Date, that:

         3.1 Authorization. The execution of this Agreement and the documents executed by the Investor pursuant to this Agreement have been authorized by all necessary action on the part of the Investor, have been executed and delivered, and constitute valid, legal, binding and enforceable agreements of the Investor, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (b) laws and judicial decisions regarding indemnification for violations of federal securities laws, (c) the availability of specific performance or other equitable remedies, and (d) with respect to any indemnification agreements set forth herein or therein, principles of public policy.

         3.2 Investment Purpose. The Investor is acquiring the Series A Preferred for its own account, for investment, and not with a view to any "distribution" within the meaning of the Securities Act. The Investor has no present intention to make any transfer of the Series A Preferred.

         3.3 Restrictions on Transferability. The Investor understands that because the Series A Preferred have not been, and the Conversion Shares when issued will not have been, registered under the Securities Act, it cannot dispose of any or all of the Series A Preferred or Conversion Shares unless they are subsequently registered under the Securities Act or exemptions from registration are available. The Investor understands that no public market now exists for any of the Securities issued by the Company and that there is no assurance that a public market will ever exist for the Series A Preferred (or the Conversion Shares). The Investor acknowledges and understands that, except as provided in the Registration Rights Agreement, it has no registration rights. Although it may be possible in the future to make limited public sales of the Series A Preferred and/or Conversion Shares without registration under the Securities Act, Rule 144 is not now available and there is no assurance that it will become available for any purpose. By reason of these restrictions, the Investor understands that it may be required to hold the Series A Preferred and/or the Conversion Shares for an indefinite period of time. The Investor agrees that in no event will it make a transfer or disposition of any of the Series A Preferred (or the Conversion Shares) unless and until, if requested by the Company, at the expense of the Investor or transferee, it shall have furnished to the Company an opinion of counsel or other evidence, reasonably satisfactory to the Company, to the effect that such transfer may be made without registration under the Securities Act. The Investor understands that each certificate representing the Series A Preferred and Conversion Shares will bear appropriate state "blue sky" legends and a legend substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.


         3.4 Status of Investor. The Investor is knowledgeable and experienced in making venture capital investments, and able to bear the economic risk of loss of its investment in the Company. The Investor is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

         3.5 Brokerage. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Investor.

         3.6 Own Account. The Investor is acting on its own behalf in connection with the investigation and examination of the Company and its decision to execute these documents. Investor has received (i) the Company's annual report filed with the SEC on Form 10-K for the year ended December 31, 1999, (ii) the Company's quarterly report filed with the SEC on Form 10-Q for the quarter ended March 31, 2000, and (iii) such other information regarding the Company as has been requested by the Investor or its representatives.

         3.7 Governmental Authorizations; Third Party Consents. Based upon the information provided to the Investor by the Company, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind is necessary or required by the Investor in connection with the execution, delivery and performance by the Investor of this Agreement, or any other documents executed pursuant to this Agreement; provided, however, that the Investor makes no representations with respect to applicable federal or state securities laws; and provided, further, however, that any liability of the Investor resulting from a breach of this representation shall be limited to the aggregate purchase price paid by the Investor for the Series A Preferred purchased hereunder.

         3.8 Effect of Transactions. The Investor's execution, delivery and performance of this Agreement and the other agreements contemplated by this Agreement will not violate any terms of its organizational documents or, to its knowledge, violate any judgment, decree or order, or any material contract or obligation of the Investor or any statute, rule or regulation of any federal, state or local government or agency applicable to the Investor.

SECTION 4.        COVENANTS OF THE COMPANY

         The Company hereby covenants that, except as otherwise provided below, for so long as the Investor holds any of the Series A Preferred that:

         4.1 Loan Agreement. Each of the covenants made by the Company to Investor pursuant to Sections 8, 9, 10 and 11 of the Loan Agreement are hereby made for the benefit of Investor for purposes of this Agreement and are hereby incorporated by reference herein.

         4.2 Use of Proceeds. The Company shall use the net proceeds from the sale of the Series A Preferred for the purposes set forth on Schedule 4.2. It is the intention of the Company and the Subsidiaries to conduct their businesses in accordance with the current business plan of the Company, which has previously been delivered to the Investor.

         4.3 Restricted Corporate Actions. The Company will not, without the written approval of the holders of a Requisite Interest, take any of the following actions:

         (a) repurchase any Common Stock or Preferred Stock, other than (i) the redemption of the Series A Preferred in accordance with the Certificate, (ii) the purchase of Common Stock from employees pursuant to agreements with the Company as of the Closing Date to repurchase such stock; provided that the purchase price shall not exceed the price paid by such employee for such stock, or (iii) as indicated on Schedule 4.3 hereof;

         (b) declare or pay any dividend (other than a stock dividend) on the Common Stock or Preferred Stock (other than dividends on the shares of Series A Preferred in accordance with the Certificate and dividends on the Existing Preferred Stock in accordance with the terms of such stock as they exist on the date of this Agreement);

         (c) except to the extent necessary to comply with foreign laws, create any subsidiary in which the Company owns less than one hundred percent (100%) of the equity securities, or permit any Subsidiary to issue any equity securities to anyone other than the Company or a wholly-owned Subsidiary of the Company or merge with or into any Subsidiary;

         (d) create any new class or series of shares that has a preference over or is on a parity with the Series A Preferred with respect to voting, dividends or liquidation preferences (except that the Company may grant voting rights to shares of a series of Preferred Stock which have the right to vote with holders of Common Stock on an as-converted basis, but in any event not in preference over the Series A Preferred);

         (e) enter into any arrangement or agreement which (i) conflicts with the rights of the holders of Series A Preferred (ii) restricts the Company's performance under this Agreement or any other documents executed in connection herewith or (iii) could result in the redemption of any shares of Common Stock;

         (f) amend the Articles of Incorporation or Bylaws;

         (g) adopt or amend an Employee Benefit Plan or amend the Stock Option Plan;

         (h) make any investments except (i) bank deposits in federally insured financial institutions, (ii) investments in direct government obligations of the United States of America (iii) commercial paper of a domestic issuer rated A-1 or better or P-1 or better by Standard & Poor's Corporation or Moody's Investor Services, Inc., respectively, maturing not more than three months from the date of acquisition and (iv) investments of the type set forth Schedule 4.3;

         (i) acquire substantially all of the assets, properties or capital stock of another person or entity in any single transaction or series of related transactions;

         (j) issue any stock, options, or securities convertible or exercisable into the capital stock of the Company, including, without limitation, pursuant to the Stock Option Plan, with exercise prices at less than fair market value, as determined by the Compensation Committee; or

         (k) issue any stock, options or securities convertible or exercisable into the capital stock of the Company, which are pari passu or senior to the Series A Preferred in dividends, liquidation or otherwise.

         4.4 Board of Directors. The Company agrees that the Company shall take all appropriate actions to provide for sufficient vacant seats on the Board of Directors so that Investor's nominees can hold a majority of the seats on the Board. Unless otherwise agreed to by the directors nominated by the Investor, the Board of Directors will meet at least quarterly. The Company will reimburse the directors for all expenses incurred by such directors in connection with attending any board meetings or other board functions. If the Investor decides not to nominate one or more of its designees for election to the Board of Directors, the Investor shall have the right to receive notice of and have one
(1) representative attend all meetings and other functions of the Board of Directors and the Company will reimburse the Investor's representative for all expenses incurred by such representative in connection with attending any such board meetings or other board functions.

         4.5 Preservation of Corporate Existence and Property. The Company agrees to preserve, protect, and maintain, and cause each Subsidiary to preserve, protect, and maintain, (a) its corporate existence, and (b) all rights, franchises, accreditations, privileges, and properties the failure of which to preserve, protect, and maintain might have a material and adverse effect on the business, affairs, assets, prospects, operations, or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

         4.6 Shareholder and Director Information. At the request of the Investor, the Company shall promptly deliver to the Investor information regarding the securityholders, officers and directors of the Company, including, without limitation, names, addresses, types of securities held and terms of securities held.

         4.7 Liability Insurance. The Company will use its best efforts to maintain comprehensive liability insurance (including automobile liability coverage) at regular premium rates with insurer(s) of recognized responsibility in an amount which is commercially reasonable for the benefit of itself and the Subsidiaries.

         4.8 No Impairment. The Company and the Subsidiaries will observe and honor in good faith all rights of the Investors, under the terms of this Agreement or any other documents executed in connection herewith, and will take no action that would impair or otherwise prejudice such rights.

         4.9 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Series A Preferred and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series A Preferred from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series A Preferred or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series A Preferred.

         4.10 Bylaws. The Company shall at all times cause its Bylaws to provide that the number of directors fixed in accordance therewith shall in no event conflict with any of the terms or provisions of this Agreement or the Articles of Incorporation. The Company shall at all times maintain provisions in its Bylaws and/or Articles of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its shareholders to the maximum extent permitted under the laws of the State of Nevada.

         4.11 Compliance. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially and adversely affect the business or condition, financial or otherwise of the Company and the Subsidiaries, taken as a whole.

         4.12 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of the Investor or a prospective buyer of the Series A Preferred or Conversion Shares from the Investor, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company's obligations under this Section 4.12 shall at all times be contingent upon the Investor obtaining from the prospective buyer of Series A Preferred or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Series A Preferred or Conversion Shares.

         4.13 Brokerage. The Company agrees to indemnify and hold harmless the Investors for any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company or any Subsidiary.

         4.14 Employment Agreements. Within thirty (30) days after the Closing Date, each of Charles Brister and Richard N. Jones shall have entered into an employment agreement with the Company in form and substance acceptable to Investor.

SECTION 5.  GENERAL

         5.1 Amendments, Waivers and Consents. Unless otherwise specified in this Agreement, any consents required and any waiver, amendment or other action of the Investor or holders of the Series A Preferred (or Conversion Shares) may be made by consent(s) in writing signed by the holders of a Requisite Interest. Any specific reference to approval or action by a Requisite Interest shall not imply that other references to approval or action by the Investor or holders of Series A Preferred (or Conversion Shares) requires each holder's approval or action, unless a higher or lower approval is so specifically stated in such specific reference. Any amendment or waiver made according to this Section 5.1 will be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted) and each future holder. Any amendment or waiver by the Company must be made in writing. This Agreement may not be amended, except in a written document signed by the Company and holders of a Requisite Interest.

         5.2 Survival; Assignability of Rights. All representations of the parties made in this Agreement and in the certificates, exhibits, schedules or other written information delivered or furnished by one party to the other in connection with this Agreement will survive the delivery of the Series A Preferred for a period of two (2) years subsequent to the Closing. All covenants and agreements made in this Agreement will survive the Closing, and will bind and inure to the benefit of the parties' hereto and their respective successors and assigns. Each Investor shall have the right to transfer any or all of its rights hereunder to any purchaser of Series A Preferred or Conversion Shares; provided such transferee executes a signature page to this Agreement thereby agreeing to be bound by and entitled to the benefits of this Agreement. The Company may not assign its rights or obligations hereunder without the consent of the Investor, as provided in Section 5.1.

         5.3 Rights of Investor Inter Se. The Investor shall have the absolute right to exercise or refrain from exercising any right or rights which the Investor may have by reason of this Agreement or any Series A Preferred or Conversion Shares, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and the Investor shall not incur any liability to any other Investor with respect to exercising or refraining from exercising any such right or rights.

         5.4 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         5.5 Governing Law. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

         5.6 Notices and Demands. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one (1) day after sent by overnight delivery or telecopy providing confirmation or receipt of delivery, or (c) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the following addresses: if to the Company at the address as shown on the signature page of this Agreement (with a copy as shown), or at any other address designated by the Company to the Investors in writing; if to an Investor, at its mailing address as shown on the signature pages of this Agreement (with a copy as shown), or at any other address designated by the Investor to the Company in writing.

         5.7 Severability. If any provision of this Agreement is held invalid under applicable law, such provision will be ineffective to the extent of such invalidity, and such invalid provision will be modified to the extent necessary to make it valid and enforceable. Any such invalidity will not invalidate the remainder of this Agreement.

         5.8 Expenses. The Company will pay (a) all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, and (b) the reasonable out-of-pocket expenses of the Investors and the reasonable legal fees and disbursements incurred by one counsel for the Investors with respect to this Agreement and the transactions contemplated hereby. The Investors designate Jenkens & Gilchrist, a professional corporation, as their counsel for this transaction. If any party is required to take any action to enforce its rights under this Agreement, the prevailing party shall be entitled to its reasonable expenses, including attorneys' fees, in connection with any such action.

         5.9 Entire Agreement. This Agreement and the exhibits to this Agreement constitute the entire agreement of the parties, and supersede any prior agreements.

         5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be taken to be an original; but such counterparts will together constitute one document.

      [Remainder of page left blank intentionally; signature page follows.]

Dallas1 584327 v 8, 43553.00002
The undersigned have executed this Agreement as of the day and year first written above.

                        KARTS INTERNATIONAL INCORPORATED

                        By: /s/ Charles Brister
                                ---------------
                        Name:   Charles Brister

                        Title: President and C.E.O.

                        Address:            P.O. Box 695
                                            62204 Commercial Street
                                            Roseland, Louisiana  70456
                                            Telephone:  504-747-1111
                                            Telecopy:    504-747-2700

                        With a copy to:     Rick Goodner, Esq.
                                            Jackson Walker, L.L.P.
                                            901 Main Street, Suite 6000
                                            Dallas, Texas 75202
                                            Telephone: 214-953-6167
                                            Telecopy:    214-953-5822

                            THE SCHLINGER FOUNDATION

                            By:  /s/ Evert I. Schlinger
                                     ------------------
                            Name:    Evert I. Schlinger

                            Title:   President

                            Address:         1944 Edison Street
                                             Santa Ynez, California  93460
                                             Telephone: 805-686-1618
                                             Telecopy:   805-686-1618

                            With a copy to:  Jenkens & Gilchrist, a Professional
                                             Corporation
                                             1445 Ross Avenue, Suite 3200
                                             Dallas, Texas 75202
                                             Attention: W. Alan Kailer, Esq.
                                             Telephone: 214-855-4500
                                             Telecopy:  214-855-4300